EXHIBIT A
                            (AS OF OCTOBER 10, 2014)

SERIES                                                            EFFECTIVE DATE
--------------------------------------------------------------    --------------
First Trust North American Energy Infrastructure Fund               6/15/2012
First Trust Tactical High Yield ETF                                 2/20/2013
First Trust Senior Loan Fund                                         4/1/2013
First Trust Strategic Income ETF                                    7/25/2014
First Trust Enhanced Short Maturity ETF                              8/6/2014
First Trust Low Duration Mortgage Opportunities ETF                10/10/2014